Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36020) of our report dated February 28, 2003, except for the fourth paragraph of Note 15 as to which the date is March 6, 2003, with respect to the consolidated financial statements of Corautus Genetics Inc. (formerly GenStar Therapeutics Corporation) included in the Annual Report (Form 10K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

San Diego, California
March 26, 2003